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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           WHG RESORTS & CASINOS INC.

         WHG Resorts & Casinos Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is WHG Resorts & Casinos Inc. and the name under which the corporation was originally organized was Williams Hotel Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 13, 1983.

         2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation, as amended, of the corporation by amending and restating in its entirety such Certificate of Incorporation, as amended.

         3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation and by the sole stockholder of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation, as amended, of the corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read as follows:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is: WHG Resorts & Casinos Inc.

         SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is: 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware is: The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Corporation is to have perpetual existence.

         FIFTH: 5.1. The aggregate number of shares that the Corporation shall have authority to issue is 17,000,000 shares, of which (a) 12,000,000 shares shall be voting common stock, par value $.01 per share (the "Voting Common Stock"); 3,000,000 shares shall be Class



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A non-voting  common  stock,  par value $.01 per share (the  "Non-Voting  Common
Stock"); and (c) 2,000,000 shares shall be preferred stock, par value $.01 per share (the "Preferred Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of each class of stock of the Corporation shall be the same in all respects, as though shares of one class, except as follows:

         5.2. Issuance

                  5.2.1 Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of the Non-Voting Common Stock in one or more series and in connection therewith to fix by resolution or resolutions providing for the issue of such series of the number of shares to be included in such series and the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:

                           5.2.1.1 The number of shares of such series (which may subsequently be increased, except as otherwise provided by a resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

                           5.2.1.2 The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable; and

                           5.2.1.3 Whether shares of such series shall be convertible into or exchangeable for shares of Voting Common Stock or other securities and the terms and conditions, if any, applicable to such right.

                  5.2.2 Except as otherwise provided in this Section 5.2 or as otherwise required by applicable law, the holders of shares of Non-Voting Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of shares of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in each case in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities that are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the shares of Voting Common Stock so long as (A) such non-voting securities are convertible into such voting securities on the same terms as shares of Non-Voting Common Stock may be


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convertible  into shares of Voting Common Stock and (B) all other  consideration is equal on a per share basis. In no event shall holders of shares of Non-Voting Common Stock be required to receive voting securities pursuant to any such merger, consolidation, recapitalization or reorganization. Rather, appropriate provision shall be made so that holders of shares of Non-Voting Common Stock have the right to receive non-voting securities that are otherwise identical to any voting securities offered in such merger, consolidation, recapitalization or reorganization and that are convertible into such voting securities on the same basis as shares of Non-Voting Common Stock may be convertible into shares of Voting Common Stock.

                  5.2.3 As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of shares of Voting Common Stock and shares of Non-Voting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared that are payable in shares of Voting Common Stock or shares of Non-Voting Common Stock then dividends shall be declared that are payable at the same rate on both classes of stock and the dividends payable in shares of Voting Common Stock (or rights to subscribe for or purchase the same) shall be payable to holders of that class of stock and the dividends payable in shares of Non-Voting Common Stock (or rights to subscribe for or purchase the same) shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of shares of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation that are otherwise identical to the voting securities and that are convertible into or exchangeable for such voting securities on the same terms as shares of Non-Voting Common Stock may be convertible into shares of Voting Common Stock.

         5.3. Issuance

                  5.3.1 Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of the Preferred Stock in one or more series and in connection therewith to fix by resolution or resolutions providing for the issue of such series of the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, operational or other special rights, and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock which are not fixed by this Amended and Restated Certificate of Incorporation, to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:

                           5.3.1.1 The number of shares of such series (which may subsequently be increased, except as otherwise provided by a resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased to a number


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         not  less  than  the  number  of  shares  then   outstanding)  and  the
         distinctive designation thereof;

                           5.3.1.2 The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

                           5.3.1.3 The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

                           5.3.1.4 The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

                           5.3.1.5 The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;

                           5.3.1.6 Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and

                           5.3.1.7 The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series.

                  5.3.2 Except as otherwise provided by law, the Board of Directors shall have full authority to issue, at any time and from time to time, shares of the Corporation's Voting Common Stock in any manner and amount and for such consideration as it, in its absolute discretion, shall determine.

         5.4. Voting Rights

                  Except as otherwise expressly required by law, in all matters as to which the vote of stockholders of the Corporation shall be required to be taken, the holders of the shares of the Voting Common Stock shall be entitled to one vote for each share of such stock held by them. Except as otherwise expressly required by law, in all matters as to which the vote of stockholders of the Corporation shall be required to be taken, the holders of the Preferred Stock shall have such voting rights as may be determined from time to time by the Board of


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Directors,  by  resolution  or  resolutions  providing  for the issuance of such
Preferred Stock or any series thereof. Except as otherwise expressly required by law, the holders of Non-Voting Common Stock shall not have voting rights.

         5.5. Conversion

                  5.5.1 The Board of Directors of the Corporation, by the resolution adopted for the purpose of establishing any series of Preferred Stock, may fix and determine the ratios and the terms and conditions under which such series of Preferred Stock may or shall be converted into shares of another series of Preferred Stock or shares of any other class of stock of the Corporation.

                  5.5.2 The Board of Directors of the Corporation, by the resolution adopted for the purpose of establishing any series of Non-Voting Common Stock, may fix and determine the terms and conditions under which such series of Non-Voting Common Stock may or shall be converted into shares of another series of Non-Voting Common Stock or Voting Common Stock.

                  5.5.3 No fractional shares shall be issued upon any conversion pursuant to this Section 5.5. In lieu thereof, the Corporation shall (1) pay to the holders otherwise entitled to fractional shares cash, equal to the market value thereof as at the date of conversion, such market value to be determined in good faith by the Board of Directors of the Corporation; or (2) issue and deliver to them scrip or warrants which shall entitle the holder thereof to receive a certificate for a full share upon surrender of such scrip or warrants aggregating a full share, such scrip or warrants to be in such form and to contain such provisions as shall be determined by the Board of Directors of the Corporation. Upon conversion, no allowance or adjustment shall be made with respect to shares of Non-Voting Common Stock or Preferred Stock for cash dividends declared but unpaid on such stock.

         5.6. Dividends

                  5.6.1 The holders of the Preferred Stock shall be entitled to fixed dividends when and as declared and at the rates determined by the resolution or resolutions of the Board of Directors which establishe(s) the series to which the rates shall apply. Said resolution or resolutions may determine whether the said dividends shall be cumulative, the time fixed for payment thereof, whether the said dividends shall be set aside or paid before, on a par with, or only after, the dividends shall be set aside or paid on the Voting Common Stock and Non-Voting Common Stock.

                  5.6.2 The holders of Voting Common Stock and Non-Voting Common Stock shall be entitled to receive, as and when declared and made payable by the Board of Directors, and after all dividends, current and accrued, shall have been paid or declared and set apart for payment upon the Preferred Stock, to the extent the Board of Directors shall have directed the dividends on Preferred Stock to be paid, or declared and set apart for payment


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before the payment or setting  apart of dividends on the Voting Common Stock and
Non-Voting Common Stock, such dividends as may be declared by the Board of Directors from time to time. Except as otherwise provided in Section 5.2.3 hereof, each share of Voting Common Stock and Non-Voting Common Stock shall in all ways be treated equally in respect of dividends.

         5.7. Liquidation or Dissolution

                  5.7.1 The Board of Directors, by the resolution or resolutions which establishe(s) a series of Preferred Stock, shall determine a fixed liquidation amount applicable to said series. Said resolution or resolutions may determine (1) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before the payment, in full or in part, of the fixed liquidation amounts payable with respect to the Voting Common Stock and Non-Voting Common Stock; (2) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, ratably with the Voting Common Stock and Non-Voting Common Stock (or any other series of Preferred Stock having liquidation rights on a par with the Voting Common Stock and NonVoting Common Stock) in proportion to amounts equal to the fixed liquidation amounts of the shares as participating plus dividends thereon which have been declared and are unpaid; or (3) that said shares shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation only after the payment, in full or in part, of the fixed liquidation amounts plus dividends thereon which have been declared and are unpaid on the Voting Common Stock and Non-Voting Common Stock (and any series of Preferred Stock having liquidation rights on a par with the Voting Common Stock and Non-Voting Common Stock). Said shares shall have liquidation preferences and rights as determined in said resolution or resolutions.

                  5.7.2 In the event of liquidation or dissolution the holders of the Voting Common Stock and Non-Voting Common Stock shall be entitled to receive out of the assets of the Corporation, after payment of debts and liabilities, a pro rata distribution in proportion to the respective number of shares of Voting Common Stock and Non-Voting Common Stock held by each of them; provided, however, (1) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to a distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before any such distribution shall be made with respect to the Voting Common Stock and Non-Voting Common Stock; such liquidation preference in favor of Preferred Stock shall be paid before the liquidation amount payable to the holders of Voting Common Stock and Non-Voting Common Stock pursuant to this subparagraph 5.7.2 shall be paid; and (2) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to participate ratably with holders of shares of the Voting Common Stock in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of the Voting Common Stock and Non-Voting Common Stock shall participate ratably with each said series of Preferred Stock so entitled as set forth in subparagraph 5.7.1(2) above.


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         SIXTH:  For the  management  of the business and for the conduct of the affairs of the Corporation, the powers of the Corporation and its directors and stockholders, it is provided:

                  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation comprised as follows:

                  6.1. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) but in no event shall the total number be less than five (5) nor more than fifteen (15).

                  6.2. Effective as of the effective date of this Amended and Restated Certificate of Incorporation, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meetings of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in this subsection 6.2 of this Article SIXTH.

                  6.3. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the


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case may be,  applicable  thereto,  and such  directors so elected  shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

         6.4. Subject to the rights of holders of any class or series of Preferred Stock,

                  6.4.1 nominations for the election of directors, and

                  6.4.2 business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

                           6.4.2.1 the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

                           6.4.2.2 a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                           6.4.2.3 if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                           6.4.2.4 such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate,


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         including,   without  limitation,   the  nominee's  age,  business  and
         residence addresses, principal occupation and the class and number of shares of Voting Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as
         the  Board  of  Directors   deems   appropriate,   including,   without
         limitation, the class and number of shares of Voting Common Stock beneficially owned by such stockholder; and

                           6.4.2.5 if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

         The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

         SEVENTH: In accordance with Section 141 of the General Corporation Law of the State of Delaware any or all of the directors of the Corporation may be removed from office at any time, but only for cause. A director may be removed only by the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes of this Article SEVENTH as one class. Cause is defined as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or being adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

         EIGHTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation and shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law


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of  the  State  of  Delaware,   this  Amended  and   Restated   Certificate   of
Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

         NINTH: Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders. Subject to the rights of holders of any class or series of Non-Voting Common Stock or Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships) at the time any such resolutions are presented to the Board for adoption. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.

         TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         ELEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


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         TWELFTH:  The Corporation shall, to the fullest extent permitted by the
General Corporation Law of the State of Delaware,  including but not limited to,
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section (including attorneys' fees), and (ii) advance expenses to any and all said persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

         THIRTEENTH: Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation or the By-laws of this Corporation to the contrary (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation, the By-laws of this Corporation or any Non-Voting Common Stock or Preferred Stock Designation), Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH hereby shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article THIRTEENTH.

         FOURTEENTH: The invalidity or unenforceability of this Amended and Restated Certificate of Incorporation or any portion hereof, or of any action taken pursuant to this Amended and Restated Certificate of Incorporation shall not affect the validity or enforceability of any other provision of this Amended and Restated Certificate of Incorporation or any other portion hereof, or any other action taken pursuant hereto.


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         IN WITNESS  WHEREOF,  the  Corporation  has  caused  this  Amended  and
Restated Certificate of Incorporation to be signed by its Chairman of the Board and Chief Executive Officer, this ___ day of April, 1997.

                                        WHG RESORTS & CASINOS INC.

                               By:      ______________________________
                                        Name:    Louis J. Nicastro
                                        Title:   Chairman of the Board and
                                                 Chief Executive Officer



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